EXHIBIT 99.1

AutoZone 4th Quarter Total Company Same Store Sales Increase 1.5%; Domestic Same Store Sales Increase 1.6%; 4th Quarter EPS of $56.05; Annual Sales of $20.3 Billion

MEMPHIS, Tenn., Sept. 22, 2026 (GLOBE NEWSWIRE) -- AutoZone, Inc. (NYSE: AZO) today reported net sales of $6.6 billion for its fourth quarter (16 weeks) ended August 29, 2026, an increase of 5.6% from the fourth quarter of fiscal 2025 (16 weeks). Same store sales, or sales for our domestic and international stores open at least one year, are as follows:

		Constant Currency		Constant Currency
	16 Weeks	16 Weeks*	52 Weeks	52 Weeks*

Domestic	1.6%	1.6%	3.3%	3.3%
International	10.7%	1.3%	13.5%	2.2%
Total Company	2.7%	1.5%	4.5%	3.2%
* Excludes impacts from fluctuations of foreign exchange rates.

For the quarter, gross profit, as a percentage of sales, was 53.3%, an increase of 182 basis points versus the prior year. The increase in gross margin was driven by a 145 basis point impact from tariff refunds and a 105 basis point net non-cash LIFO impact, partially offset by higher commercial mix. Operating expenses, as a percentage of sales, were 33.4% versus last year at 32.4% with deleverage primarily driven by growth initiatives.

Operating profit increased 10.1% to $1.3 billion. Net income for the quarter was $931.6 million compared to $837.0 million in the same period last year, while diluted earnings per share were $56.05 compared to last year at $48.71.

For the fiscal year ended August 29, 2026, net sales were $20.3 billion, an increase of 7.4% from the prior year. Gross profit, as a percentage of sales, was 52.3% versus last year at 52.6%. The decrease in gross margin was impacted by a 61 basis point net non-cash LIFO impact, partially offset by a 48 basis point benefit from tariff refunds. Operating expenses, as a percentage of sales, were 34.0% versus last year at 33.6%. Operating profit increased 3.1% to $3.7 billion, net income increased 3.0% to $2.6 billion and diluted earnings per share increased 5.3% to $152.55 from $144.87.

Under its share repurchase program, AutoZone repurchased 223 thousand shares of its common stock at an average price per share of $3,125, for a total investment of $697.5 million. For the fiscal year, the Company repurchased 579 thousand shares of its common stock, at an average price of $3,496, for a total investment of $2.0 billion. At year end, the Company had $1.6 billion remaining under its current share repurchase authorization.

The Company’s inventory increased 10.1% over the same period last year, driven primarily by growth initiatives. Net inventory, defined as merchandise inventories less accounts payable, on a per store basis, was negative $107 thousand versus negative $131 thousand last year and negative $107 thousand last quarter.

“I want to thank our entire organization for delivering another quarter of sales and earnings growth. In spite of a difficult selling environment the first eight weeks of our quarter, we remained committed to executing on our strategies to grow both our domestic and international businesses. Over the last eight weeks of the quarter our sales results strengthened, and we feel we are well positioned for sales growth in fiscal 2027.  We opened 175 new stores this past quarter, which included 16 new Mega Hub stores in the U.S. We continue to improve our inventory offering for both the do-it-yourself and professional customers. We continue to improve our speed of delivery and are intently focused on exceptional customer service. Based on the data we have, we continued to gain share and we expect sales in each of the three countries in which we operate to accelerate in the new fiscal year.  As always, we will remain committed to a disciplined approach of driving shareholder value,” said Phil Daniele, President and Chief Executive Officer.

During the quarter ended August 29, 2026, AutoZone opened 97 new stores in the U.S., 68 in Mexico and 10 in Brazil for a total of 175 new stores. For the fiscal year, the Company opened 374 new stores. As of August 29, 2026, the Company had 6,863 stores in the U.S., 1,001 in Mexico and 167 in Brazil for a total store count of 8,031.

AutoZone is a leading retailer and distributor of automotive replacement parts and accessories in the Americas. Each store carries an extensive product line for cars, sport utility vehicles, vans and light duty trucks, including new and remanufactured automotive hard parts, maintenance items, accessories, and non-automotive products. The majority of stores have a commercial sales program that provides prompt delivery of parts and other products and commercial credit to local, regional and national repair garages, dealers, service stations, fleet owners and other accounts. AutoZone also sells automotive hard parts, maintenance items, accessories and non-automotive products through www.autozone.com, and our commercial customers can make purchases through www.autozonepro.com. Additionally, we sell the ALLDATA brand of automotive diagnostic, repair, collision and shop management software through www.alldata.com. We also provide product information on our Duralast branded products through www.duralastparts.com. AutoZone does not derive revenue from automotive repair or installation services.

AutoZone will host a conference call this morning, Tuesday, September 22, 2026, beginning at 10:00 a.m. (ET) to discuss its fourth quarter results. This call is being webcast and can be accessed, along with supporting slides, at AutoZone’s website at www.autozone.com by clicking on Investor Relations. Investors may also listen to the call by dialing (888) 506-0062, passcode AUTOZONE. In addition, a telephone replay will be available by dialing (877) 481-4010, replay passcode 54424 through October 20, 2026.

This release includes certain financial information not derived in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP measures include adjustments to reflect return on invested capital, adjusted debt and adjusted debt to earnings before interest, taxes, depreciation, amortization, rent and share-based expense (“EBITDAR”). The Company believes that the presentation of these non-GAAP measures provides information that is useful to investors as it indicates more clearly the Company’s comparative year-to-year operating results, but this information should not be considered a substitute for any measures derived in accordance with GAAP. Management targets the Company’s capital structure in order to maintain its investment grade credit ratings. The Company believes this is important information for the management of its debt levels and share repurchases. We have included a reconciliation of this additional information to the most comparable GAAP measures in the accompanying reconciliation tables.

Certain statements herein constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically use words such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” “seek,” “may,” “could” and similar expressions. These statements are based on assumptions and assessments made by our management in light of experience, historical trends, current conditions, expected future developments and other factors that we believe appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including without limitation: product demand, due to changes in fuel prices, miles driven or otherwise; energy prices; weather, including extreme temperatures and natural disasters; competition; credit market conditions; cash flows; access to financing on favorable terms; future stock repurchases; the impact of recessionary conditions; consumer debt levels; changes in laws or regulations; risks associated with self-insurance; war and the prospect of war, including terrorist activity; public health issues; inflation, including wage inflation; exchange rates; the ability to hire, train and retain qualified employees, including members of management; construction delays; failure or interruption of our information technology systems; issues relating to the confidentiality, integrity or availability of information, including due to cyber-attacks; historic sales and profit growth rate sustainability; downgrade of our credit ratings; damage to our reputation; challenges associated with doing business in and expanding into international markets; origin and raw material costs of suppliers; inventory availability; disruption in our supply chain; tariffs, trade policies and other geopolitical factors; new accounting standards; our ability to execute our growth initiatives; and other business interruptions. These and other risks and uncertainties are discussed in more detail in the “Risk Factors” section contained in Item 1A under Part 1 of our Annual Report on Form 10-K for the year ended August 30, 2025. Forward-looking statements are not guarantees of future performance and actual results may differ materially from those contemplated by such forward-looking statements. Events described above and in the “Risk Factors” section could materially and adversely affect our business. However, it is not possible to identify or predict all such risks and other factors that could affect these forward-looking statements. Forward-looking statements speak only as of the date made. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:
Financial: Brian Campbell at (901) 495-7005, brian.campbell@autozone.com
Media: Jennifer Hughes at (901) 495-6022, jennifer.hughes@autozone.com

AutoZone's 4th Quarter Highlights - Fiscal 2026

Condensed Consolidated Statements of Operations
4th Quarter, FY2026
(in thousands, except per share data)
	GAAP Results
	16 Weeks Ended	16 Weeks Ended
	August 29, 2026	August 30, 2025

Net sales	$6,594,879	$6,242,726
Cost of sales	3,077,151	3,026,233
Gross profit	3,517,728	3,216,493
Operating, SG&A expenses	2,200,811	2,020,428
Operating profit (EBIT)	1,316,917	1,196,065
Interest expense, net	148,684	148,087
Income before taxes	1,168,233	1,047,978
Income tax expense	236,646	211,027
Net income	$931,587	$836,951
Net income per share:
Basic	$57.17	$50.02
Diluted	$56.05	$48.71
Weighted average shares outstanding:
Basic	16,294	16,731
Diluted	16,620	17,181

Fiscal Year 2026
(in thousands, except per share data)
	GAAP Results
	52 Weeks Ended	52 Weeks Ended
	August 29, 2026	August 30, 2025

Net sales	$20,338,555	$18,938,717
Cost of sales	9,693,581	8,972,243
Gross profit	10,644,974	9,966,474
Operating, SG&A expenses	6,921,660	6,356,318
Operating profit (EBIT)	3,723,314	3,610,156
Interest expense, net	472,614	475,824
Income before taxes	3,250,700	3,134,332
Income tax expense	677,923	636,085
Net income	$2,572,777	$2,498,247
Net income per share:
Basic	$156.11	$148.80
Diluted	$152.55	$144.87
Weighted average shares outstanding:
Basic	16,481	16,789
Diluted	16,865	17,245

Selected Balance Sheet Information
(in thousands)
	August 29, 2026	August 30, 2025

Cash and cash equivalents	$326,115	$271,803
Merchandise inventories	7,735,560	7,025,688
Current assets	9,106,134	8,341,379
Property and equipment, net	8,056,120	7,062,509
Operating lease right-of-use assets	3,470,379	3,194,666
Total assets	21,630,510	19,355,324
Accounts payable	8,596,585	8,025,590
Current liabilities	10,106,530	9,519,397
Operating lease liabilities, less current portion	3,369,119	3,093,936
Total Debt	9,078,320	8,799,775
Stockholders' deficit	(2,502,470)	(3,414,313)
Working capital	(1,000,396)	(1,178,018)

AutoZone's 4th Quarter Highlights - Fiscal 2026

Condensed Consolidated Statements of Operations

Adjusted Debt / EBITDAR
(in thousands, except adjusted debt to EBITDAR ratio)
	52 Weeks Ended
	August 29, 2026	August 30, 2025
Net income	$2,572,777	$2,498,247
Add: Interest expense	472,614	475,824
Income tax expense	677,923	636,085
EBIT	3,723,314	3,610,156

Add: Depreciation and amortization	684,265	613,199
Rent expense(1)	500,020	463,031
Share-based expense	136,804	124,717
EBITDAR	$5,044,403	$4,811,103

Debt	$9,078,320	$8,799,775
Financing lease liabilities	417,328	399,940
Add: Rent x 6(1)	3,000,120	2,778,186
Adjusted debt	$12,495,768	$11,977,901

Adjusted debt to EBITDAR	2.5	2.5

Adjusted Return on Invested Capital (ROIC)
(in thousands, except ROIC)
	52 Weeks Ended
	August 29, 2026	August 30, 2025
Net income	$2,572,777	$2,498,247
Adjustments:
Interest expense	472,614	475,824
Rent expense(1)	500,020	463,031
Tax effect(2)	(203,281)	(190,588)
Adjusted after-tax return	$3,342,130	$3,246,514

Average debt(3)	$8,884,947	$8,948,381
Average stockholders' deficit(3)	(2,967,742)	(4,253,805)
Add: Rent x 6(1)	3,000,120	2,778,186
Average financing lease liabilities(3)	415,701	396,323
Invested capital	$9,333,026	$7,869,085

Adjusted After-Tax ROIC	35.8%	41.3%

(1)The table below outlines the calculation of rent expense and reconciles rent expense to total lease cost, per ASC 842, the most directly comparable GAAP financial measure, for the 52 weeks ended August 29, 2026, and August 30, 2025.

	52 Weeks Ended
(in thousands)	August 29, 2026	August 30, 2025
Total lease cost, per ASC 842	$673,134	$626,625
Less: Financing lease interest and amortization	(125,127)	(119,801)
Less: Variable operating lease components, related to insurance and common area maintenance	(47,987)	(43,793)

Rent expense	$500,020	$463,031

(2)Effective tax rate for fiscal 2026 and 2025 was 20.9% and 20.3%, respectively.
(3)All averages are computed based on trailing five quarter balances.

Other Selected Financial Information
(in thousands)
	August 29, 2026	August 30, 2025
Cumulative share repurchases ($ since fiscal 1998)	$40,543,302	$38,517,689
Remaining share repurchase authorization ($)	1,606,698	632,311

Cumulative share repurchases (shares since fiscal 1998)	156,208	155,629

Shares outstanding, end of quarter	16,173	16,665

	16 Weeks Ended	16 Weeks Ended	52 Weeks Ended	52 Weeks Ended
	August 29, 2026	August 30, 2025	August 29, 2026	August 30, 2025

Depreciation and amortization	$220,139	$197,412	$684,265	$613,199

Cash flow from operations	1,183,259	990,819	3,302,846	3,155,401

Capital spending	498,769	479,698	1,496,255	1,365,321

AutoZone's 4th Quarter Highlights - Fiscal 2026
Condensed Consolidated Statements of Operations
Selected Operating Highlights

Store Count & Square Footage

16 Weeks Ended	16 Weeks Ended	52 Weeks Ended	52 Weeks Ended
August 29, 2026	August 30, 2025	August 29, 2026	August 30, 2025
Domestic:
Beginning stores	6,766	6,537	6,627	6,432
Stores opened	97	91	236	196
Stores closed	-	(1)	-	(1)
Ending domestic stores	6,863	6,627	6,863	6,627

Relocated stores	2	4	10	9

Stores with commercial programs	6,443	6,098	6,443	6,098

Square footage (in thousands)	45,934	44,138	45,934	44,138

Mexico:
Beginning stores	933	838	883	794
Stores opened	68	45	118	89
Ending Mexico stores	1,001	883	1,001	883

Brazil:
Beginning stores	157	141	147	127
Stores opened	10	6	20	20
Ending Brazil stores	167	147	167	147

Total	8,031	7,657	8,031	7,657

Total Company stores opened, net	175	141	374	304

Square footage (in thousands)	54,661	51,818	54,661	51,818
Square footage per store	6,806	6,767	6,806	6,767

Sales Statistics
($ in thousands, except sales per average square foot)
16 Weeks Ended	16 Weeks Ended	52 Weeks Ended	52 Weeks Ended
Total AutoZone Stores (Domestic, Mexico and Brazil)	August 29, 2026	August 30, 2025	August 29, 2026	August 30, 2025
Sales per average store	$830	$823	$2,593	$2,523
Sales per average square foot	$122	$122	$382	$374

Domestic Commercial
Total domestic commercial sales	$1,912,981	$1,761,960	$5,762,414	$5,212,294
% Increase vs. LY	8.6%	6.0%	10.6%	6.7%

Average sales per program per week	$18.7	$18.2	$17.7	$16.7
% Increase vs. LY	2.7%	9.0%	6.0%	5.0%

16 Weeks Ended	16 Weeks Ended	52 Weeks Ended	52 Weeks Ended
Same store sales (1)	August 29, 2026	August 30, 2025	August 29, 2026	August 30, 2025
Domestic	1.6%	4.8%	3.3%	3.2%
International	10.7%	2.1%	13.5%	(3.2%)
Total Company	2.7%	4.5%	4.5%	2.4%

International - Constant Currency	1.3%	7.2%	2.2%	9.3%
Total Company - Constant Currency	1.5%	5.1%	3.2%	3.9%

(1) Same store sales are based on sales for all stores open at least one year. Constant Currency same store sales exclude the impact of fluctuations of foreign currency exchange rates by converting both the current year and prior year international results at the prior year foreign currency exchange rate.

Inventory Statistics (Total Stores)
as of	as of
August 29, 2026	August 30, 2025
Accounts payable/inventory	111.1%	114.2%

($ in thousands)
Inventory	$7,735,560	$7,025,688
Inventory per store	963	918
Net inventory (net of payables)	(861,025)	(999,902)
Net inventory/per store	(107)	(131)

Trailing 5 Quarters
August 29, 2026	August 30, 2025
Inventory turns	1.3	x	1.4	x